SECRETARY OF THE STATE
STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Secretary of State, do hereby certify that THE TRADESHOW MARKETING COMPANY., did on December 5, 2003 filed in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada , on December 8, 2003

/s/ Dean Heller
Dean Heller
Secretary of State

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775)6845708
Website: secretaryofstate.biz

Articles of Incorporaration
            (PURSANT TO NRS 7800)

Important: Read attached instructions before completing form.                                    ABOVE SPACE IS FOR OFFICE USE ONLY.

1.	Name of Corporation:	THE TRADESHOW MARKETING COMPANY LTD
2.	Resident Agent Name and Street Address: (must be nevada adress where process may be served)	SIERRA CORPORATED SERVICES Name 241 RIDGE STREET,4TH FLOOR. RENO Nevada 89501 Street Address City State Zip Code P.O BOX 2671 RENO Nevada 89509-2670 Optional Malling Address City State Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000 Par Value: $ .0001 Number of shares without par value 0
(number of shares corporationn authorized to issue)
4.	Names &Addresses of Board of Directors/Trustees (attach additional pages oif there is more than 3 directors/trustees)	1. Bruce Arthur Kirk Name 10705-1050 BURRARD STREET VANCOUVER BC CAN V6Z 2E3 Street Address City State Zip Code
5.	Purpose: (Optional-see instructions)	The purpose of this Corporation shall be: A lawful purporse
6.	Names, Address and Signature of Incorporator: (attach additional pages if there is more than 1 incorporator)	Paul C. Deyhle /s/Paul C. Deyhle. Name Signature 242 Ridge Street, 4th Floor Reno NV 89501 Address City State Zip Code
7.	Certificate of Acceptence of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation.
CSC Services of Nevada, Inc.
By: _/s/_______________________________                                         __12/29/04___________________
Authorized Signature of R.A. or On Behalf of R.A Company        Date

This form must be accompanied by approriate fees. See attached fee schedule.

ATTACHMENT
       TO
ARTICLES OF INCORPORATION
OF THE TRADESHOW MARKETING COMPANY LTD.
a Nevada corporation

The following provisions are hereby incorporated in Nevada Secretary of State Form 78 Articles 2003 (the 'Form') for THE TRA DES.HOW MARKETING COMPANY  LTD., a Nevada corporation as a part thereof.

With respect to Article 3 of the Form, the following provisions axe added:

Section 3.1. All of the shares of stock shall be of the same class, without preference or distinction.

Section 31. The capital stock of the Corporation, after the amount of capital has been paid in money, property or services, as the board of directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed and the articles of incorporation shall not be amended in this respect.

Section 33. Cumulative voting by any shareholder is denied.

Section 3.4. No shareholder shall, by reason of holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock now or hereafter authorized or any notes, debentures or bonds convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any shares, notes, debentures or bonds would adversely affect the dividend or voting rights of the shareholder.

ARTICLE 8

In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by Chapter 78 of the Nevada Revised Statutes or other statutes or laws of the State of Nevada, the board of directors is expressly authorized: (i) to make, amend, alter, or repeal the by laws of the Corporation; (ii) to provide indemnification of directors, officers, employees, agents, and other persons to the fullest extent permitted by law through bylaw provisions, agreements with the indenmitees, vote of shareholders or disinterested directors or otherwise; and (iii) to fix and determine designations, preferences, privileges, rights, and powers and relative, participating, optional, or other special rights, qualifications, limitations, or restrictions on the capital stock of the Corporation as provided by Nev. Rev. Stat. §§78.195 and 78.196, unless otherwise provided herein.

ARTICLE 9

No directors or officer of the Corporation will be Iiable to the Corporation or its stockholders for damages for breach of fiduciary duty as art officer or director, excepting only (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of dividends in violation of Nev. Rev, Stat. §78.300. No amendment or repeal of this Article 9 applies to or has any effect on the liability or alleged liability of any officer or director of this Corporation for or with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.

ARTICLE 10

The provision of Nev. Rev. Stat. §§ 78.378 to 78.3793, inclusive, do not apply to the Corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Fuurther., the Corporation expressly elects not to be governed by Nev. Rev. Stat. §§ 78.411 to 78.444, inclusive.

[END OF ATTACHMENT TO
ARTICLES OF INCORPORATION OF
THE  TRADESHOW MARKETING COMPANY LTD.]